Exhibit 4.3

SBA Loan No. PLP-490–270-4001

DEED OF TRUST, SECURITY AGREEMENT

AND ASSIGNMENT OF RENTS

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF NUECES	§

That AMERICAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation, f/k/a AMERICAN DENTAL TECHNOLOGIES, INC., by merger with TEXAS AIRSONICS, INC., whose mailing address is 5555 Bear Lane, Corpus Christi, Texas 78405, hereinafter called "Mortgagor" (whether one or more) for the purpose of securing the indebtedness hereinafter described, and in consideration of the sum of TEN DOLLARS ($10.00) to Mortgagor in hand paid by the Trustee hereinafter named, the receipt of which is hereby acknowledged, and for the further consideration of the uses, purposes and trusts hereinafter set forth, has granted, sold and conveyed, and by these presents does grant, sell and convey unto SCOTT HEITKAMP, Trustee, whose mailing address is P. 0. Box 4956, Corpus Christi, Texas 78469, and his or its substitutes or successors, all of the following described property, to–wit:

(a)           That land located in Nueces County, Texas, more particularly described as follows:

Lot One (1), Block Two (2), INDUSTRIAL TECHNOLOGY PARK UNIT 1,

City of Corpus Christi, Nueces County, Texas, according to map or plat thereof recorded in Volume 46, Pages 105–107 of the Map Records of Nueces

County, Texas.

(b)           All fixtures and improvements now or hereafter situated on said land, and all the water rights and other rights, hereditaments and appurtenances in anywise appertaining or belonging thereto.

(c)           All proceeds now or hereafter arising from the foregoing listed properties and types of properties.

All of the above types and items of properties are herein referred to as the "property".

                This conveyance is subject to all lawful restrictive covenants and easements, if any, of record in the office of the County Clerk of the County in which said land is located and presently in force and affecting said land. There is also excepted herefrom all oil, gas and other minerals, if any, heretofore conveyed to others or reserved by Mortgagor's predecessors in title as shown by the records of said Clerk.

                TO HAVE AND TO HOLD the above described property, together with the rights, privileges and appurtenances thereto belonging unto the said Trustee, and to the said Trustee's substitutes or successors forever. And Mortgagor does hereby bind itself and its successors to warrant and forever defend the property unto the said Trustee, and the Trustee's substitutes or successors and assigns forever, against the claim, or claims, of all persons claiming or to claim the same or any part thereof.

                This conveyance, however, is made in TRUST to secure payment of the following:

(a)           That certain promissory note of even date herewith executed by AMERICAN MEDICAL TECHNOLOGIES, INC., payable to the order of VALUEBANK TEXAS (herein called "Beneficiary"), whose mailing address is P. 0. Box 4956, Corpus Christi, Texas 78469, described as follows, to–wit:

In the original principal sum of SEVEN HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS ($750,000.00) maturing 1 year from date.

(b)           Any sums which may hereafter be advanced by Beneficiary under the terms hereof together with interest thereon and attorney's fees as hereinafter provided;

(c)           Any and all renewals and extensions of the foregoing, regardless of the number of or length of time of such renewals and extensions, and regardless of whether or not Mortgagor joins in or executes an agreement relating to such renewals and extensions.

                Should Mortgagor do and perform all of the covenants and agreements herein contained, and make prompt payment of said indebtedness as the same shall become due and payable, then this conveyance shall become null and void and of no further force and effect, and shall be released at the expense of Mortgagor, by the holder thereof, herein called "Beneficiary" (whether one or more).

                Mortgagor covenants and agrees as follows:

                That Mortgagor is lawfully seized of said property, and has the right to convey the same; that said property is free from all liens and encumbrances except as may herein be specifically set forth.

                To protect the title and possession of said property and to pay when due all taxes and assessments now existing or hereafter levied or assessed upon said property, or the interest therein created by this Deed of Trust, and to preserve and maintain the lien hereby created prior to all other liens except as may herein be specifically provided, and to not place or allow the creation or placement of any other liens on said property without the prior written approval of Beneficiary.

                To keep the improvements on said land, and any goods covered hereby, in good repair and condition, and not to permit or commit any waste thereof; to keep all buildings occupied so as not to impair the insurance carried thereon.

                To insure and keep insured all improvements now or hereafter created upon said land, and the goods covered hereby, against loss or damage by fire and windstorm, and any other hazard or hazards (including but not limited to flood insurance if in a special flood hazard area designated by HUD) as may be reasonably required from time to time by Beneficiary during the term of the indebtedness hereby secured, to the extent of the amount of the indebtedness hereby secured, or to the extent necessary to prevent Mortgagor from being a co–insurer under the insurance policies, whichever is the greater, in such form and with such insurance company or companies as may be approved by Beneficiary, and to deliver to Beneficiary the policies of such insurance having attached to said policies such mortgage indemnity clause as Beneficiary shall direct; to deliver renewals of such policies to Beneficiary at least ten (10) days before any such insurance policies shall expire; any proceeds which Beneficiary may receive under any such policy, or policies, may be applied by Beneficiary at his own option, to reduce the indebtedness hereby secured, whether then matured or to mature in the future, and in such manner as Beneficiary may elect, or Beneficiary may permit Mortgagor to use said proceeds to repair or replace all improvements damaged or destroyed and covered by said policy.

                To comply with all terms and conditions of any loan agreement made in connection with the indebtedness secured hereby.

                If requested by Beneficiary to provide within 30 days of a request being made, an appraisal by an MAI appraiser or other appraiser approved by Beneficiary, and Mortgagor agrees that if Mortgagor does not timely comply with a request made for an appraisal that Beneficiary may obtain such appraisal at Mortgagor's expense.

                To provide Beneficiary on at least an annual basis, with each Mortgagor's and each Maker's financial statements including a current balance sheet, current income statement and current statement of sources and uses of cash.

                Within 15 days of demand made by Beneficiary, to make an initial deposit in a reasonable amount determined by Beneficiary and then monthly payments to a fund for taxes and insurance premiums on the property. Monthly payments will be made on the payment date specified in the note, and each payment will be 1/12 of the amount that Beneficiary estimates will be required annually for payment of taxes and insurance premiums. The fund will accrue no interest, and Beneficiary will hold it without bond in escrow and use it to pay the taxes and insurance premiums. If Mortgagor has complied with the requirements of this paragraph, Beneficiary must pay the taxes before delinquency. Mortgagor agrees to make additional deposits on demand if the fund is ever insufficient for its purpose. If an excess accumulates in the fund, Beneficiary may either credit it to future monthly deposits until the excess is exhausted or refund it to Mortgagor. Before Mortgagor makes the final payment on the note, Beneficiary will credit to that payment the whole amount then in the fund or, at Beneficiary's option, refund it after the note is paid. If this Deed of Trust is foreclosed, any balance in the fund over that needed to pay taxes, including taxes accruing but not yet payable, and to pay insurance premiums will be first applied to the balance, if any, of indebtedness secured hereby and the remainder, if any, refunded to Mortgagor. Deposits to the fund described in this paragraph are in addition to the monthly payments provided for in the note.

                To the extent not prohibited by law, Mortgagor will pay, or reimburse Beneficiary for, all costs and expenses, of every character, incurred or expended from time to time (including, but not limited to, the fees and expenses of counsel for Beneficiary) in connection with the negotiation, preparation, execution, filing, recording, refiling and re–recording of this Deed of Trust and all related financing statements and the making, servicing and collection of the debt secured hereby; any and all stamp, mortgage and recording taxes; the costs of any title insurance or lien insurance purchased by Beneficiary in connection herewith; all costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to the transactions contemplated by this Deed of Trust; and all costs (including attorneys' fees) of reviewing title opinions and security opinions relating to the debt secured hereby.

                With respect to any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal, state or local laws, ordinances or regulations (including, without limitation, friable asbestos and asbestos deemed hazardous by federal or state regulations) (such substances collectively referred to hereinafter as "Hazardous Materials" and such laws, ordinances and regulations together with all rules, orders and permits pursuant thereto collectively referred to hereinafter as "Hazardous Materials Laws"), Mortgagor:

(a)           represents that (except as to Hazardous Materials violations that have been remedied as required by governmental authorities having jurisdiction of the matter) neither Mortgagor nor any affiliate, employee, or agent of Mortgagor nor, to the best of Mortgagor's knowledge, any of Mortgagor's predecessors in title (i) has ever stored, buried, installed, transported, treated or disposed of any Hazardous Materials at, to or from the property in violation of any applicable Hazardous Materials Laws, (ii) has ever caused or was legally responsible for the release, discharge, emission, leak, spill or dumping of any Hazardous Materials at or from the property except for those releases allowed under applicable Hazardous Materials Laws, or (iii) has ever received notification from any federal, state or other governmental authority of the presence or potential or actual release of any Hazardous Materials at or from the property;

(b)           covenants to (i) comply with all applicable Hazardous Materials Laws with respect to the manufacture, storage, transmission, presence, discharge and removal of Hazardous Materials at or from the property, (ii) pay promptly when due the costs of any required removal of any Hazardous Materials from the property and to keep the property free of any lien imposed pursuant to any Hazardous Materials Laws, (iii) not locate nor allow location of any underground storage tanks on the property, and (iv) notify Beneficiary promptly in writing of the commencement of any legal or regulatory proceedings relating to Hazardous Materials affecting the property; and

(c)           agrees to indemnify and to hold harmless Beneficiary, its officers, employees, agents, successors and assigns (the "Indemnitees") from and against, and to reimburse the Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs, and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by the Indemnitees at any time or from time to time, whether as beneficiary under the Deed of Trust, as mortgagee in possession, or as successor–in–interest to Mortgagor by foreclosure deed or deed in lieu of foreclosure, by reason of or arising out of any violation of any Hazardous Materials Laws (including, without limitation, all claims, demands, loss, damage, liabilities, costs and expenses in connection with the presence on the property or release from or to the property of Hazardous Materials disposed of or otherwise released), regardless of whether the act, omission, event, or circumstance constituted a violation of applicable law at the time of existence or occurrence. Mortgagor's obligations hereunder shall arise upon the discovery of the presence of any Hazardous Materials, whether or not any federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials. The foregoing indemnity shall survive the repayment of the indebtedness secured hereby and the release of the lien of the Deed of Trust and shall survive the transfer of any or all right, title and interest in and to the property by Mortgagor to any other party.

In the event Mortgagor fails, after reasonable notice, to pay any amounts described in clause (b)(ii) immediately above, Beneficiary may, but shall not be obligated to, cause the Hazardous Materials to be removed from the property and the cost of such removal shall be added to the indebtedness secured hereby (regardless of whether such addition increases the outstanding balance of the indebtedness secured hereby to an amount in excess of the face amount of any notes described herein). Beneficiary shall have the right at reasonable times and reasonable intervals, following reasonable advance notice to Mortgagor, to conduct an environmental audit of the property and Mortgagor shall cooperate in the conduct of such environmental audit. Mortgagor shall pay the cost of environmental audits of the property conducted for the benefit or at the request of Beneficiary.

                That in the event Mortgagor shall fail to keep the improvements on the land hereby conveyed or the goods covered hereby in good repair and condition, or to pay promptly when due all taxes and assessments, as aforesaid, or to preserve the lien status as herein warranted on said property, or to keep the buildings, improvements and goods insured, as aforesaid, or to deliver the policy, or policies, of insurance or the renewal thereof to Beneficiary, as aforesaid, or to promptly, fully and timely observe or perform any covenant or obligation of Mortgagor contained herein, then Beneficiary may, at its option, but without being required to do so, make such repairs, pay such taxes and assessments, purchase any tax title thereon, remove any other liens, and prosecute or defend any suits in relation to the preservation of the lien status herein warranted on said property, or insure and keep insured the improvements thereon in an amount not to exceed that above stipulated, or perform such other covenants and obligations.

                Mortgagor will reimburse Beneficiary for all amounts expended by Beneficiary to satisfy any obligation of Mortgagor under this Deed of Trust or to protect the Property. In addition, whether or not a default shall have occurred, Mortgagor will pay, or reimburse Beneficiary for, all costs and expenses, of every character incurred or expended from time to time in connection with the evaluation, monitoring, administration and protection of the Property, the exercise by Beneficiary of any of its rights and remedies hereunder or at law (including, but not limited to all appraisal fees, consulting fees, brokerage fees and commissions, insurance premiums, Uniform Commercial Code search fees, fees incident to title searches and reports, investigation costs, escrow fees, attorneys' fees, legal expenses, fees of auditors and accountants, court costs, fees of governmental authorities, auctioneer fees and expenses, and all fees and expenses incurred in connection with the marshalling, guarding, management, operation, removal, maintenance, cleanup, storage, auction and liquidation of the Property). Any amounts to be paid or reimbursed by Mortgagor to Beneficiary shall be a demand obligation owing by Mortgagor to Beneficiary and, to the extent not prohibited by law, shall bear interest from the date of expenditure by Beneficiary until paid at the same rate provided for past–due principal and interest in the principal obligation (the "Past Due Rate"). The principal obligation shall be (1) the note secured hereby; (2) if more than one note is secured hereby, the note with the largest face amount; and (3) if no note is secured hereby, the obligation with the largest face amount.

                That in the event of default in the payment of any installment, principal or interest, of any note or other indebtedness hereby secured, in accordance with the terms thereof, or of a breach under the terms of any loan agreement made in connection with indebtedness secured hereby, or of a breach of any of the covenants herein contained to be performed by Mortgagor, then and in any of such events Beneficiary may elect, Mortgagor hereby expressly waiving presentment and demand for payment, to declare the entire principal indebtedness hereby secured with all interest accrued thereon and all other sums hereby secured immediately due and payable, and in the event of default in the payment of said indebtedness when due or declared due, it shall thereupon, or at any time thereafter, be the duty of the Trustee, or the Trustee's successor or substitute as hereinafter provided, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this trust; and after advertising the time, place and terms of the sale of the above–described and conveyed property then subject to the lien hereof which is to be sold as directed by the Beneficiary, and mailing and filing notices as required by Section 51.002, Texas Property Code, as then amended (successor to Article 3810, Texas Revised Civil Statutes), and otherwise complying with that statute, the Trustee may sell the above–described property then subject to the lien hereof, or such portions thereof as directed by Beneficiary, at public auction in accordance with such notices on the first Tuesday in any month between the hours of ten o'clock A.M. and four o'clock P.M., to the highest bidder for cash, selling all of the property as an entirety or in such parcels as the Trustee acting may elect, and make due conveyance to the Purchaser or Purchasers, with general warranty binding Mortgagor, and Mortgagor's successors, heirs and assigns; and out of the money arising from such sale, the Trustee acting shall pay first all the expenses of advertising the sale and making the conveyance, including a reasonable commission not to exceed five percent (5%) to the Trustee, which commission shall be due and owing in addition to the attorney's fees provided for in said note, and then to Beneficiary the full amount of principal, interest, attorney's fees and other charges due and unpaid on said note and all other indebtedness secured hereby, rendering the balance (except for any amounts required by law to be paid before payment to Mortgagor) of the sales price, if any, to Mortgagor, and Mortgagor's successors, heirs or assigns; and the recitals in the conveyance to the Purchaser or Purchasers shall be full and conclusive evidence of the truth of the matters therein stated, and all prerequisites to said sale shall be presumed to have been performed, and such sale and conveyance shall be conclusive against Mortgagor and Mortgagor's successors, heirs and assigns. Mortgagor will remain liable for any deficiency remaining after a sale or other disposition hereunder.

                It is agreed that in the event a foreclosure hereunder should be commenced by the Trustee, or the Trustee's substitute or successor, Beneficiary may at any time before the sale of said property direct the said Trustee to abandon the sale, and may then institute suit for the collection of said note, and for the foreclosure of this Deed of Trust lien; it is further agreed that if Beneficiary should institute a suit for the collection thereof, and for a foreclosure of this Deed of Trust lien, that he may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, or the Trustee's substitute or successor, to sell the property in accordance with the provisions of this Deed of Trust. Sale of a part or parcel of the property covered hereby shall not exhaust the power of sale, and sales may be made from time to time until all property covered hereby is sold, or until all indebtedness secured hereby is paid in full.

                Beneficiary, if it is the highest bidder, shall have the right to purchase at any sale of the property and to have the amount for which such property is sold credited on the debt then owing.

                Beneficiary in any event is hereby authorized to appoint a substitute trustee, or a successor trustee, to act instead of the Trustee named herein without other formality than the designation in writing of a substitute or successor trustee; and the authority hereby conferred shall extend to the appointment of other successor or substitute trustees successively until the indebtedness hereby secured has been paid in full, or until said property is sold hereunder, and each substitute and successor trustee shall succeed to all of the rights and powers of the original trustee named herein.

                In the event any sale is made of the property, or any portion thereof, under the terms of this Deed of Trust, Mortgagor, its successors, heirs and assigns, shall forthwith upon the making of such sale surrender and deliver possession of the property so sold to the Purchaser at such sale, and in the event of their failure to do so they shall thereupon from and after the making of such sale be and continue as tenants at will of such Purchaser, and in the event of their failure to surrender possession of said property upon demand, the Purchaser, and the Purchaser's successors, heirs and assigns, shall be entitled to institute and maintain an action for forcible detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

                It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character (except for any lien herein specifically stated to which this Deed of Trust is subject to), whether vendor's, materialmen's or mechanic's lien hereafter created on the property, and in the event the proceeds of the indebtedness secured hereby as set forth herein are used to pay off and satisfy any liens heretofore existing on said property, then Beneficiary is, and shall be, subrogated to all of the rights, liens and remedies of the holders of the indebtedness so paid.

                It is further agreed that if Mortgagor, its successors, heirs or assigns, while the owner of the hereinabove described property, should commit an act of bankruptcy, or authorize the filing of a voluntary petition in bankruptcy, or should an act of bankruptcy be committed and involuntary proceedings instituted or threatened, or should the property be taken over by a receiver for Mortgagor, its heirs, successors or assigns, all indebtedness secured hereby shall, at the option of Beneficiary, immediately become due and payable, and the acting Trustee may then proceed to sell the property under the provisions of this Deed of Trust.

                It is agreed that an extension, or extensions, may be made of the time of payment of all, or any part, of the indebtedness secured hereby, and that any part of the property may be released from this lien without altering or affecting the priority of the lien created by this Deed of Trust in favor of any junior encumbrancer, mortgagee or purchaser, or any person acquiring an interest in the property hereby conveyed, or any part thereof, it being the intention of the parties hereto to preserve this lien on the land herein described and all improvements thereon, and that may be hereafter constructed thereon, first and superior to any liens that may hereafter be placed thereon, or that may be fixed, given or imposed by law thereon after the execution of this instrument notwithstanding any such extension of the time of payment, or the release of a portion of said property from this lien.

                In the event any portion of the indebtedness hereinabove described cannot be lawfully secured by the lien herein granted, it is agreed that the first payments made on said indebtedness shall be applied to the discharge of that portion of said indebtedness.

                Beneficiary shall be entitled to receive any and all sums which may become payable to Mortgagor for the condemnation of the hereinabove described property, or any part thereof, for public or quasi–public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for damages caused by public works or construction on or near the said property. All such sums are hereby assigned to Beneficiary, who may, after deducting therefrom all expenses actually incurred, including attorney's fees, release same to Mortgagor or apply the same to the reduction of the indebtedness hereby secured, whether then matured or to mature in the future, or on any money obligation hereunder, as and in such manner as Beneficiary may elect. Beneficiary shall not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such sums.

                Nothing herein or in said note shall ever entitle Beneficiary, upon the arising of any contingency whatsoever, to receive or collect interest in excess of the highest rate allowed by the laws of the State of Texas on the principal indebtedness hereby secured or on any money obligation hereunder and in no event shall Mortgagor be obligated to pay interest thereon in excess of such rate. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all time be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note, all interest at any time contracted for, charged or received with respect to the Note and the indebtedness, so that the actual rate of interest with respect to the note and indebtedness is uniform throughout the stated term of the Note.

                The term "Mortgagor" as used in this instrument will be construed as singular or plural to correspond with the number of persons executing this instrument as Mortgagor. If more than one person executes this instrument as Mortgagor, his, her, their, or its duties and liabilities under this instrument will be joint and several, and the grants of liens and security interests herein made shall cover each such person's joint interest as well as his several interest in the property mortgaged hereunder. It is intended that the lien on each particular person's interest executing this instrument as Mortgagor shall cover the entire indebtedness described herein as being secured hereby; and it is not intended that the interest of such a particular person in the property covered hereby shall secure only that particular person's liability on the indebtedness; nor is it intended that any such particular person may have that particular person's interest in the property released from the liens hereof unless and until the entire indebtedness secured hereby has been satisfied. The terms "Beneficiary" and "Mortgagor" as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, and assigns of those parties. This instrument is binding upon the Mortgagor, the Mortgagor's successors, heirs and assigns (subject to the prohibition of assignment of the property as set forth herein), and will inure to the benefit of the Trustee and the Trustee's successors and substitutes and Beneficiary and Beneficiary's successors and assigns.

                Mortgagor assigns to Beneficiary, as collateral, all present and future rent and other income and receipts from the property and all present and future accounts evidencing or arising from said rents, income and receipts. Leases are not assigned. Mortgagor warrants the validity and enforceability of the assignment. Mortgagor may as Beneficiary's licensee collect rent and other income and receipts as long as Mortgagor is not in default under the indebtedness secured hereby or this deed of trust. Mortgagor will apply all rent and other income and receipts to payment of the indebtedness secured hereby and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the indebtedness secured hereby and deed of trust, Mortgagor may retain the excess. If Mortgagor defaults in payment of the indebtedness secured hereby or performance of this deed of trust, Beneficiary may terminate Mortgagor's license to collect and then as Mortgagor's agent may rent the property, if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Mortgagor's obligations under the indebtedness secured hereby and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Mortgagor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

                Mortgagor waives the benefit of all laws now in existence or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the property, commonly known as Appraisement Laws, and (ii) the benefit of all laws that may be hereinafter enacted in any manner extending the time for the enforcement of the collection of the indebtedness or creating or extending a period of redemption from any sale made with respect to the indebtedness, commonly known as Stay Laws and Redemption Laws, to the extent Mortgagor may lawfully waive such laws.

                Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed as acceptance on account only and the failure to pay the entire amount then due shall be and continue to be a default by Mortgagor; and at any time thereafter, and until the entire amount then due has been paid, Beneficiary shall be entitled to exercise all rights and remedies conferred it in this instrument or at law upon the occurrence of a default.

                Beneficiary shall have the additional right, upon the commencement of any action to enforce the lien or security interest herein given, to have appointed by a court of competent jurisdiction, a receiver to take possession of the property and to collect all rents, issues, income, and profits arising from or pertaining to the property. This provision is a right created by this deed of trust and is cumulative of and is not to affect in any manner the right of Beneficiary to the appointment of a receiver under any applicable law or statute.

                In the event Mortgagor conveys or contracts to convey the property covered hereby, or any interest in the property covered hereby, including a leasehold interest, to a party or parties not appearing in this instrument without the written consent thereto of Beneficiary, then Beneficiary, at its election exercised any time after such event and without notice to Mortgagor, may declare the entire indebtedness secured hereby at once due and payable.

                Mortgagor shall not be entitled to release of the liens hereof on any portion of the property covered hereby (commonly known as "partial releases") upon payment of a portion of the indebtedness secured hereby; and the Mortgagor shall be entitled to release of any property covered hereby only upon satisfaction in full of the entire indebtedness secured hereby.

                THIS INSTRUMENT IS INTENDED AS A FINANCING STATEMENT as that term is used in the Texas Uniform Commercial Code covering the properties hereinabove described to the full extent same may be subject to the Texas Uniform Commercial Code. THIS INSTRUMENT (STATEMENT) IS TO BE FILED IN THE REAL ESTATE RECORDS AND COVERS FIXTURES. An originally signed copy of this instrument, or a photographic or other reproduction of an originally signed copy of this instrument, may be filed as a financing statement under the Uniform Commercial Code in Texas and other jurisdictions which permit such.

"The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

(a)           When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

(b)           Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument."

DATED the  3  day of  October,  A.D., 2001.

AMERICAN MEDICAL TECHNOLOGIES, INC.

By	/s/ Benjamin J. Gallant
BENJAMIN J. GALLANT
Chairman–& CEO

STATE OF TEXAS	§
§
COUNTY OF NUECES	§

                This instrument was acknowledged before me on the 3rd day of October, 2001, by BENJAMIN J. GALLANT, the Chairman & CEO of AMERICAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation, on behalf of said Corporation.

/s/ Amy K. Green
Notary Public, State of Texas